       As filed with the Securities and Exchange Commission on December 20, 2000
                                                     Registration No. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             JUNIPER NETWORKS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              DELAWARE                                      77-0422528
  (STATE OR OTHER JURISDICTION OF                        (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)                     IDENTIFICATION NUMBER)

                           1194 NORTH MATHILDA AVENUE
                               SUNNYVALE, CA 94089
   (ADDRESS, INCLUDING ZIP CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                       MICRO MAGIC 1995 STOCK OPTION PLAN
                       MICRO MAGIC 2000 STOCK OPTION PLAN
                            (FULL TITLE OF THE PLAN)


                                  LISA C. BERRY
                         VICE PRESIDENT, GENERAL COUNSEL
                                  AND SECRETARY
                           1194 NORTH MATHILDA AVENUE
                               SUNNYVALE, CA 94089
                                 (408) 745-2000
(NAME, ADDRESS, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)



                                       CALCULATION OF REGISTRATION FEE
=============================================================================================================
                                                        PROPOSED MAXIMUM    PROPOSED MAXIMUM     AMOUNT OF
TITLE OF EACH CLASS OF SECURITIES     AMOUNT TO BE       OFFERING PRICE    AGGREGATE OFFERING   REGISTRATION
        TO BE REGISTERED               REGISTERED          PER SHARE            PRICE               FEE
-------------------------------------------------------------------------------------------------------------
Common Stock, $0.00001 par
value per share, to be issued
under the Micro Magic 1995
Stock Option Plan ............       348,200 shares        $3.29(1)         $1,145,578(1)           $303
-------------------------------------------------------------------------------------------------------------
Common Stock, $0.00001 par
value per share, to be issued
under the Micro Magic 2000
Stock Option Plan ............       277,987 shares        $3.29(1)           $914,578(1)           $242
=============================================================================================================

(1) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee based upon the price at which the options may be exercised.

This Registration Statement will become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

PART II:       INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

        Juniper Networks, Inc. hereby incorporates by reference in this registration statement the following documents:

        1. Annual Report on Form 10-K for the fiscal year ended December 31, 1999 filed with the Securities and Exchange Commission on March 29, 2000.

        2. Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2000 filed with the Securities and Exchange Commission on May 12, 2000.

        3. Current Report on Form 8-K dated May 5, 2000 relating to Juniper Networks' stock split filed with the Securities and Exchange Commission on May 15, 2000.

        4. Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000 filed with the Securities and Exchange Commission on August 10, 2000.

        5. Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2000 filed with the Securities and Exchange Commission on November 9, 2000.

        6. The description of Juniper Networks, Inc. common stock contained in its Registration Statement on Form 8-A as filed with the Securities and Exchange Commission on June 11, 1999 pursuant to
               Section 12(g) of the Securities Exchange Act of 1934, as amended.

        All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment to this registration statement which indicates that all Securities offered hereby have been sold or which deregisters all Securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

        The validity of the shares of Common Stock offered hereby has been passed upon for Juniper Networks, Inc. by Lisa C. Berry, Vice President, General Counsel and Secretary of the Company.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

        Article EIGHTH of our amended and restated certificate of incorporation provides for the indemnification of directors and officers to the fullest extent permissible under Delaware law.

        Article VI of our bylaws provides for the indemnification of officers, directors and third parties acting on behalf of Juniper Networks if such person acted in good faith and in a manner reasonably believed to be in and not opposed to our best interest, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his or her conduct was unlawful.

        We have entered into indemnification agreements with our directors and executive officers, in addition to indemnification provided for in our bylaws, and intend to enter into indemnification agreements with any new directors and executive officers in the future. The indemnification agreements may require us, among other things, to indemnify our directors and officers against certain liabilities that may arise by reason of their status or service as directors and officers (other than liabilities arising from willful misconduct of culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors and officers' insurance, if available on reasonable terms.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8.   EXHIBITS.

        EXHIBIT
        NUMBER                              DOCUMENTS
      ----------     -----------------------------------------------------------
          4.1        Micro Magic 1995 Stock Option Plan

          4.2        Micro Magic 2000 Stock Option Plan

          5.1 Opinion of Lisa C. Berry, Vice President, General Counsel and Secretary

         23.1        Consent of Counsel (contained in Exhibit 5.1)

         23.2        Consent of Ernst & Young, LLP, Independent Auditors

         24.1        Power of Attorney (see page II-4)

ITEM 9.  UNDERTAKINGS.

        (a)    The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registration pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a directors, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 20th day of December, 2000.


                                             JUNIPER NETWORKS, INC.

                                             By: /s/ Marcel Gani
                                                 -------------------------------
                                                 Marcel Gani
                                                 Chief Financial Officer

                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marcel Gani and Lisa C. Berry, and each of them, as his or her attorney-in-fact, with full power of substitution in each, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

        PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

               SIGNATURE                                  TITLE                         DATE
-------------------------------------     ------------------------------------    -----------------
/s/ Scott Kriens                          President, Chief Executive Officer      December 20, 2000
-------------------------------------     and Chairman of the Board (Principal
Scott Kriens                              Executive Officer)

/s/ Marcel Gani                           Chief Financial Officer (Principal      December 20, 2000
-------------------------------------     Financial and Accounting Officer)
Marcel Gani

/s/ Pradeep Sindhu                        Chief Technical Officer and Vice        December 20, 2000
-------------------------------------     Chairman of Board
Pradeep Sindhu

/s/ William R. Hearst III                 Director                                December 20, 2000
-------------------------------------
William R. Hearst III

/s/ Vinod Khosla                          Director                                December 20, 2000
-------------------------------------
Vinod Khosla

/s/ C. Richard Kramlich                   Director                                December 20, 2000
-------------------------------------
C. Richard Kramlich

/s/ Stratton Sclavos                      Director                                December 20, 2000
-------------------------------------
Stratton Sclavos

/s/ William Stensrud                      Director                                December 20, 2000
-------------------------------------
William Stensrud

                             JUNIPER NETWORKS, INC.

                       REGISTRATION STATEMENT ON FORM S-8

                                INDEX TO EXHIBITS


   EXHIBIT
   NUMBER                                DOCUMENTS
 ----------   ------------------------------------------------------------------
     4.1      Micro Magic 1995 Stock Option Plan

     4.2      Micro Magic 2000 Stock Option Plan

     5.1      Opinion of Lisa C. Berry, Vice President, General Counsel and
              Secretary

    23.1      Consent of Counsel (contained in Exhibit 5.1)

    23.2      Consent of Ernst & Young LLP, Independent Auditors

    24.1      Power of Attorney (see page II-4)